Exhibit 99.1

BRIGGS & STRATTON CORPORATION REPORTS SALE OF INVESTMENT AND

ANTICIPATED COST OF ENGINE RECALL

Investor Relations Contact:

James E. Brenn, Senior VP and Chief Financial Officer

(414) 259-5333

Milwaukee, WI December 6, 2007/PR Newswire/-Briggs & Stratton Corporation (NYSE:BGG)

Briggs & Stratton Corporation (“Briggs”) and Metal Technologies Holding Company, Inc. (“MTHC”) have entered into a Class B Preferred Share Redemption Agreement. The agreement provides for MTHC to pay all dividends in arrears on 45,000 MTHC Class B preferred shares held by Briggs and redeem the shares in exchange for a payment to Briggs that is planned to occur no later than January 31, 2008. The shares were received as part of the payment from MTHC when they acquired certain foundry operations of Briggs in 1999.

Briggs estimates it will receive $66.5 million from MTHC with respect to the Class B preferred shares on the projected redemption date resulting in income of $37.4 million. Only $10.0 million of related dividend income was projected in Briggs’ 2008 earnings forecast.

Briggs expects that it will use the proceeds from the share redemption for general corporate purposes.

In another matter, on June 18, 2007, Briggs in cooperation with the U.S. Consumer Product Safety Commission voluntarily recalled certain snow thrower engines due to a potential fire hazard. The recall impacted approximately 480,000 snow throwers sold at various snow thrower dealers nationwide from June 2000 through February 2007. Consumers were instructed to stop using the impacted snow throwers and were provided contact information for receiving free repairs.

Briggs originally estimated the total cost of the recall to be approximately $5.0 million. Based upon the current level of recall activity, Briggs now believes that the total cost of the recall could be approximately $20 to $25 million. Briggs previously recognized a total of $7.0 million of these expenses, of which $5.0 million was recognized in fiscal year 2007 and $2.0 million was recognized in the first quarter of fiscal year 2008. Briggs anticipates that it will record an additional $13.0 to $18.0 million of expenses related to this recall in the second quarter of fiscal year 2008. None of the fiscal year 2008 expenses related to this recall were included in the Briggs’ 2008 earnings forecast.

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “objective”, “plan”, “project”, “seek”, “think”, “will”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully forecast demand for our products and appropriately adjust our manufacturing and inventory levels; changes in our operating expenses; changes in interest rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; the seasonal nature of our business; changes in laws and regulations, including environmental, tax, pension funding and accounting standards; work stoppages or other consequences of any deterioration in our employee relations; work stoppages by other unions that affect the ability of suppliers or customers to manufacture; acts of war or terrorism that may disrupt our business operations or those of our customers and suppliers; changes in customer and OEM demand; changes in prices of raw materials and parts that we purchase; changes in domestic economic conditions, including housing starts and changes in consumer disposable income; changes in foreign economic conditions, including currency rate fluctuations; the actions of customers of our OEM customers; the ability to bring new productive capacity on line efficiently and with good quality; the ability to successfully realize the maximum market value of assets that may require disposal if products or production methods change; new facts that come to light in the future course of litigation proceedings which could affect our assessment of those matters; and other factors that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K and in its periodic reports on Form 10-Q. Some or all of the factors may be beyond our control. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.